UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 24, 2010

(Date of earliest event reported)

THE KROGER CO.

(Exact name of registrant as specified in its charter)

An Ohio Corporation	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1014 Vine Street
Cincinnati, OH  45201

(Address of principal executive offices)

Registrant’s telephone number: (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07                Submission of Matters to a Vote of Security Holders.

(a)          June 24, 2010 — Annual Meeting

(b)         The shareholders elected fourteen directors to serve until the annual meeting in 2011, or until their successors have been elected and qualified, adopted amendments to the amended articles of incorporation to provide that director nominees in an uncontested election in which cumulative voting is not in effect are elected by the affirmative vote of the majority of votes cast at an annual meeting as well as minor statutory conforming changes, and ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010.  The shareholders defeated the shareholder proposal to recommend a report on climate change.

To Serve Until 2011	For	Against	Abstain	Broker Non-Votes

Reuben V. Anderson	494,399,895	7,301,765	1,244,390	47,456,981

Robert D. Beyer	494,121,869	7,603,722	1,220,459	47,456,981

David B. Dillon	487,977,019	13,910,702	1,058,329	47,456,981

Susan J. Kropf	498,849,959	3,447,089	649,002	47,456,981

John T. LaMacchia	493,321,196	8,255,117	1,369,737	47,456,981

David B. Lewis	488,282,401	13,922,936	740,713	47,456,981

W. Rodney McMullen	495,197,055	7,165,488	583,507	47,456,981

Jorge P. Montoya	498,491,468	3,792,051	662,531	47,456,981

Clyde R. Moore	493,688,972	7,936,162	1,320,916	47,456,981

Susan M. Phillips	498,647,956	3,199,250	1,098,844	47,456,981

Steven R. Rogel	495,128,491	6,530,010	1,287,549	47,456,981

James A. Runde	497,894,318	4,190,971	860,761	47,456,981

Ronald L. Sargent	471,158,289	30,533,916	1,253,845	47,456,981

Bobby S. Shackouls	494,996,409	6,609,121	1,340,520	47,456,981

	For	Against	Abstain
Adopt amendments to the amended articles of incorporation	529,771,893	19,803,156	827,982

	For	Against	Abstain
Approve PricewaterhouseCoopers LLP as auditors for 2010	543,944,469	6,034,548	424,014

	For	Against	Abstain	Broker Non-Votes
Shareholder proposal (recommending report on climate change)	165,592,670	241,040,670	96,312,710	47,456,981

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

June 28, 2010	By:	/s/ Paul Heldman
Paul Heldman
Executive Vice President, Secretary General Counsel